Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-74604 of Pro-Pharmaceuticals, Inc. (the "Company") on Form SB-2 of our report dated April 10, 2002 (which report expresses an unqualified opinion), appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in the Prospectus.


/s/ Scillia Dowling & Natarelli LLC

Hartford, Connecticut
April 22, 2002